UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Avianca Holdings S.A.

(Exact name of registrant as specified in its charter)

Republic of Panama	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Aquilino de la Guardia, Calle No. 8, Panama City, Republic of Panama	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred shares, par value US$0.125 per share (“Preferred Shares”)	New York Stock Exchange, LLC*
American Depositary Shares (“ADSs”), each representing Eight Preferred Shares	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-191258 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Not for trading, but only in connection with the registration on the New York Stock Exchange, LLC of the American Depositary Shares which represent those Preferred Shares.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the captions “Description of Capital Stock,” “Description of American Depositary Shares,” and “Income Tax Consequences” in the Prospectus included in the Registration Statement on Form F-1 (Registration No. 333-191258), as originally filed on September 19, 2013 with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, which Prospectus shall be deemed to be incorporated herein by reference.

Item 2.   Exhibits.             Description

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVIANCA HOLDINGS S.A.

By:	/s/ Gerardo Grajales López
Name:	Gerardo Grajales López
Title:	Executive Vice President and Chief Financial Officer

Date: October 18, 2013